Exhibit 23.3


February 2, 2011


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this amended Registration Statement of Monster Offers on Form S-1/A of our audit report, dated
April 13, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 and 2008 which appear in such amended Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1/A and this Prospectus.




De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
February 2, 2011



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